Exhibit 99

Form 3 Joint Filer Information

Name:    ALLETE Automotive Services, LLC

Address:   30 West Superior Street

    Duluth, MN 55802

Designated Filer:  ALLETE, Inc.

Issuer & Tickler Symbol: ADESA, Inc. (KAR)

Date of Event

Requiring Statement:  6/15/2004

Signature:   By: /s/ Deborah A. Amberg

     Vice President, General Counsel & Secretary